Exhibit 24.1

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Marc A. Indeglia, Esq. and Jeffrey R. Dohoda, Esq., or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1. take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”), including to prepare, execute in the undersigned’s name and on the undersigned’s behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC;

2. Prepare, execute and submit to the SEC, Usio, Inc. (the “Company”), and/or any national securities exchange on which the Company’s securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedules 13D and 13G, and any such Form 144, complete and execute any amendments thereto, and timely file such form with the SEC, including (i) acting as an account administrator or delegated administrator for the undersigned’s EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such Attorney-in-Fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and pursuant to such delegation authorize the Company’s EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned’s EDGAR Next account as such Attorney-in-Fact deems necessary or appropriate, and any securities exchange or similar authority; and

4. seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s Attorneys-in-Fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

5. take any other action in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act, Section 13 of the Exchange Act, or any provision of Rule 144 under the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing Attorneys-in-Fact.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 19th day of January 2026.

NATIONAL SERVICES, INC.

By:	/s/ Dorothy Knight
Name:	Dorothy Knight
Title:	President

[Signature page to Limited Power of Attorney]